UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 6, 2023

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 6, 2023, TherapeuticsMD, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it was not in compliance with the rules for continued listing as set forth in Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) due to the Company’s failure to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2021. The Notice has no immediate effect on the listing of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company did not hold an annual meeting of stockholders during 2022 due to its then ongoing strategic processes.

The Notice states that, under Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days, or until February 20, 2023, to submit a plan to regain compliance with the Annual Meeting Rule. If such plan is acceptable to Nasdaq, Nasdaq may grant the Company an extension of up to 180 calendar days from the Company’s fiscal year end, or until June 29, 2023, to regain compliance.

The Company intends to submit a plan within the required timeframe to regain compliance with the Annual Meeting Rule by holding the 2022 annual meeting of stockholders prior to June 29, 2023. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal Nasdaq’s decision to a Hearings Panel. If the Company timely appeals, the Company’s Common Stock would remain listed pending such Hearing Panel’s decision. There can be no assurance that, if the Company does appeal, such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Principal Executive Officer